Exhibit 10.6

AMENDED AND RESTATED

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This Amended and Restated Intercreditor and Collateral Agency Agreement (this “Agreement”), dated as of this 12th day of April 2022, is by and among CIBC Bank USA (“CIBC”), The Prudential Insurance Company of America (“Prudential”), Pruco Life Insurance Company (“Pruco”), PAR U Hartford Life Insurance Comfort Trust (“PAR”), Prudential Annuities Life Assurance Corporation (“PALA”), The Prudential Life Insurance Company, Ltd. (“PLIC”), PGIM, Inc. (“PGIM”), CIBC, in its capacity as Bank Agent, CIBC, in its capacity as Collateral Agent, and the additional Senior Lenders that may from time to time become party hereto in accordance with the terms hereof.  All terms used herein which are defined in Section 1 hereof or in the text of any other Section hereof shall have the meanings given therein.

WITNESSETH:

WHEREAS, CIBC (formerly known as The PrivateBank and Trust Company), Bank Agent, Collateral Agent, Prudential, PAR, PALA, and PLIC are parties to that certain Intercreditor and Collateral Agency Agreement, dated as of May 15, 2015 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Intercreditor Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Bank Lenders have made on or prior to the date hereof and the Bank Lenders may from time to time hereafter make Loans and to the Borrowers and issue Letters of Credit for the account of the Borrowers;

WHEREAS, pursuant to the Note Agreement, certain of the Noteholders have purchased certain Senior Secured Notes of the Borrowers prior to the date hereof;

WHEREAS, pursuant to the Private Shelf Agreement, certain parties may in the future purchase Additional Notes of the Borrowers pursuant to the terms of the Private Shelf Agreement; and

WHEREAS, CIBC, Prudential, Pruco, PAR, PALA, and PLIC, the Bank Agent and the Collateral Agent have agreed to amend and restate the Existing Intercreditor Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below.  Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

“Additional Noteholders” shall mean the holders of the Additional Notes from time to time.

“Additional Notes” shall mean any additional senior secured notes issued by Borrowers in favor of Additional Noteholders that are or become a party hereto under the Private Shelf Agreement from time to time after the date hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.

“Bank Agent” shall mean CIBC, in its capacity as the agent for the Bank Lenders under the Credit Agreement, and its successors and assigns in that capacity.

“Bank Lenders” shall mean CIBC, in its capacity as a “Lender” under the Credit Agreement, and its successors and assigns, including any person subsequently becoming a party to the Credit Agreement as a “Lender” under the Credit Agreement.

“Bank Note” shall mean a “Note” as defined in the Credit Agreement.

“Bank Product Obligation Providers” shall mean any Bank Lender or Affiliate of a Bank Lender who may provide “Bank Products” (as defined in the Credit Agreement (as in effect on the date hereof)) to the Loan Parties.

“Bank Product Obligations” shall mean “Bank Product Obligations” as defined in the Credit Agreement (as in effect on the date hereof).

“Borrowers” shall mean Winmark Corporation, a Minnesota corporation (the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (“Wirth”), Winmark Capital Corporation, a Minnesota corporation (“Winmark Capital”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”), and each subsidiary of a Borrower hereafter becoming party to the Credit Agreement as a Borrower, becoming a party to the Note Agreement as an Issuer pursuant to paragraph 5J of the Note Agreement and becoming a party to the Private Shelf Agreement pursuant to paragraph 5J of the Private Shelf Agreement.

“Collateral” shall mean all property and assets, and interests in property and assets, upon or in which any Loan Party has granted a lien or security interest to the Collateral Agent or any Senior Lender to secure the Senior Indebtedness and all balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party or any other property held or owing by the Collateral Agent, the Bank Agent or any Senior Lender to or for the credit or for the account of any Loan Party with respect to which the Collateral Agent, the Bank Agent or any Senior Lender has rights to setoff or appropriate or a common law lien.

“Collateral Agent” shall mean CIBC, in its capacity as agent for the Bank Lenders, the Bank Agent and the Noteholders pursuant to this Agreement, together with any successor or replacement agent which may be appointed pursuant to this Agreement.

“Collateral Agent Expenses” shall mean all costs and expenses incurred by the Collateral Agent in connection with the performance of its duties under this Agreement, including, without limitation, the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement, expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified by a Loan Party pursuant to this Agreement or any Collateral Document or a Guaranty Agreement or by the Senior Lenders pursuant to this Agreement.

“Collateral Agent Obligations” shall mean all obligations of any Loan Party to pay, reimburse or indemnify the Collateral Agent for any Collateral Agent Expenses.

“Collateral Documents” shall mean the Security Agreements, the Pledge Agreement and any other agreement, document or instrument in effect on the date hereof or executed by any Loan Party with the written consent of the Required Senior Lenders after the date hereof under which such Loan Party has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the Senior Indebtedness, all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

“Credit Agreement” shall mean the Credit Agreement, dated as of July 13, 2010, among the Borrowers, the Bank Lenders and the Bank Agent, as amended by Amendment No. 1 to Credit Agreement dated as of January 30, 2012, Amendment No. 2 to Credit Agreement dated as of February 29, 2012, Amendment No.3 to Credit Agreement dated as of February 21, 2014, Amendment No. 4 to Credit Agreement dated as of April 14, 2015, Amendment No. 5 to Credit Agreement dated as of July 18, 2017, Amendment No. 6 to Credit Agreement dated as of December 16, 2019, Amendment No. 7 to Credit Agreement dated as of September 2, 2020, Amendment No. 8 to Credit Agreement dated as of October 14, 2020, Amendment No. 9 to Credit Agreement dated as of September 10, 2021, and Amendment No. 10 to Credit Agreement, dated as of the date hereof and as further amended, restated, supplemented or otherwise modified from time to time.

“Delayed Draw Term Loan” shall mean a “Delayed Draw Term Loan”, as defined in the Credit Agreement.

“Enforcement” shall mean (a) for the Bank Agent or any Senior Lender to make demand for payment prior to the scheduled payment date, if any, of or accelerate the time for payment of any Loan, any Bank Note or any Senior Secured Note, or to call for funding of or collateral for any Letter of Credit prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date), (b) for the Bank Agent or any Bank Lender to terminate its commitment to make Loans or issue Letters of Credit pursuant to the Credit

Agreement (but not including the expiration of such commitment on the Termination Date or the expiration of the Delayed Draw Term Loan Availability Period on the date set forth in clause (a) of the definition thereof as set forth in the Credit Agreement), (c) for the Bank Agent or any Senior Lender to commence the judicial enforcement of any rights or remedies under or with respect to the Credit Agreement, any Bank Note, the Note Agreement, the Private Shelf Agreement, any Senior Secured Note or any Senior Indebtedness, or to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party, (d) for the Collateral Agent or any Senior Lender to commence the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party or to otherwise take any action (whether judicial or non-judicial) to realize upon the Collateral, or (e) the commencement by, against or with respect to any Loan Party of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for such Loan Party or its assets.

“Event of Default” shall mean an “Event of Default”, as defined in the Credit Agreement, an “Event of Default”, as defined in the Note Agreement, or an “Event of Default”, as defined in the Private Shelf Agreement.

“Excluded Hedging Obligation” shall mean, with respect to any Loan Party, any Hedging Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedging Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Hedging Obligation.  If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Guarantors” shall mean any subsidiary of a Borrower hereafter executing or becoming party to a Guaranty Agreement in accordance with the provisions of paragraph 5J of the Note Agreement, paragraph 5J of the Private Shelf Agreement, or otherwise.

“Guaranty Agreements” shall mean any Guaranty Agreement hereafter made by a subsidiary of a Borrower in favor of the Noteholders or the Bank Lenders in accordance with the provisions of paragraph 5J of the Note Agreement, paragraph 5J of the Private Shelf Agreement, Section 10.10 of the Credit Agreement, or otherwise, in each case, to the extent each such subsidiary entering into a Guaranty Agreement is either a Guarantor or Borrower with respect to the Note Agreement, the Private Shelf Agreement and the Credit Agreement, as any such Guaranty Agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligation Providers” shall mean any Bank Lender or Affiliate of a Bank Lender who may enter into a “Hedging Agreement” (as defined in the Credit Agreement (as in effect on the date hereof)) with any of the Loan Parties.

“Hedging Obligations” shall mean “Hedging Obligations” as defined in the Credit Agreement (as in effect on the date hereof or as amended as permitted herein).

“Indemnitee” shall have the meaning given in Section 2(j) hereof.

“Insolvent Entity” shall mean any entity that (i) has become or is insolvent or has a parent company that has become or is insolvent, (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Letter of Credit Collateral Obligations” shall mean all of the obligations of the Borrowers under Section 13.2(c) of the Credit Agreement to deposit cash with the Collateral Agent with respect to Outstanding Letters of Credit Exposure.

“Letters of Credit” shall mean the letters of credit issued under Section 2.3 of the Credit Agreement.

“Loan” shall mean a “Loan or Loans”, as defined in the Credit Agreement.

“Loan and Reimbursement Obligations” shall mean the principal amount of the Loans and the reimbursement obligations due the Bank Lenders with respect to Letters of Credit issued on behalf of the Borrowers.

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Note Agreement” shall mean the Note Agreement, dated as of May 14, 2015, between the Borrowers and the Noteholders who are the initial signatories hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Noteholders” shall mean the holders of the Senior Secured Notes from time to time, including the Additional Noteholders.

“Outstanding Letters of Credit Exposure” at any time shall mean the undrawn face amount of all outstanding Letters of Credit at such time.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of May 14, 2015, made by the Company in favor of the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Post-Sharing Date Advance” shall mean, with respect to any Enforcement, any Loan which (a) is made by the Bank Lenders after the Sharing Date with respect to such Enforcement, (b) is not made on account of, or to satisfy, (i) Loan and Reimbursement Obligations or Letter of Credit Collateral Obligations which were outstanding on the applicable Sharing Date or any interest or fees thereon or (ii) any indemnification or expense reimbursement obligations under the Credit Agreement or any document relating thereto and (c) causes the Senior Loan Exposure (as defined in Section 6 hereof) of a Bank Lender at the time of such Enforcement to be greater than such Senior Lender’s Senior Loan Exposure on the Sharing Date with respect to such Enforcement; provided that in no event shall the aggregate principal amount of Post-Sharing Date Advances relating to any Enforcement exceed $500,000.

“Private Shelf Agreement” shall mean the Private Shelf Agreement, dated as of the date hereof, among the Borrowers, PGIM and any Additional Noteholders that purchase Senior Secured Notes thereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Pro Rata Expenses Share” with respect to any Senior Lender shall mean (a) at any time before the time all commitments of the Bank Lenders to make Loans under the Credit Agreement have been terminated, the ratio of (i) the amount of such Senior Lender’s “Commitment” (as defined in the Credit Agreement) at such time, if such Senior Lender is a Bank Lender, or the aggregate outstanding principal amount of the Senior Secured Notes held by such Senior Lender at such time, if such Senior Lender is a Noteholder, to (ii) the total of the Bank Lenders’ Commitments (as defined in the Credit Agreement) and the aggregate outstanding principal amount of all of the Senior Secured Notes at such time, or (b) at any time on and after the time all commitments of the Bank Lenders to make Loans under the Credit Agreement have been terminated, the ratio of (i) aggregate amount of the Senior Indebtedness owed to such Senior Lender at such time, to (ii) the total amount of all outstanding Senior Indebtedness at such time.

“Required Enforcement Directing Lenders” shall mean (a) at any time, the Required Senior Lenders, and (b) at any time after 90 days after the date upon which the Required Bank Lenders or the Required Holder(s) have provided notice to the Collateral Agent and the other Senior Lenders of the occurrence of an Event of Default and the desire to direct the Collateral Agent to commence enforcement of the rights and remedies of the Collateral Agent under the Collateral Documents due to such Event of Default (including a general description of the proposed enforcement), either the Required Bank Lenders or the Required Holders(s), so long as, in the case of this clause (b), (i) no Senior Lender has notified the Collateral Agent in writing that it has a reasonable good faith belief that such enforcement would create any risk that the Collateral Agent or any Senior Lender would incur any liability to any Loan Party as a result of such enforcement, (ii) such Event of Default is a Specified Event of Default, and (iii) the outstanding amount of the Loan and Reimbursement Obligations and Outstanding Letters of Credit Exposure (if the Required Bank Lenders are the directing Senior Lenders) or of the Senior Secured Notes (if the Required Holder(s) are the directing Senior Lenders) is equal to at least the lesser of $1,000,000 or 5% of the aggregate amount of the outstanding Loan and Reimbursement Obligations, Outstanding Letters of Credit Exposure and Senior Secured Notes.

“Required Bank Lenders” shall mean the “Required Lenders”, as defined in the Credit Agreement.

“Required Holder(s)” at any time shall mean, collectively, holders of more than 50% of the aggregate outstanding principal amount of all Senior Secured Notes.

“Required Senior Lenders” at any time shall mean both (a) the Required Bank Lenders, and (b) the Required Holder(s).

“Revolving Loan” shall mean a “Revolving Loan”, as defined in the Credit Agreement.

“Security Agreements” shall mean each Amended and Restated Security Agreement, dated as of May 14, 2015, made by a Borrower in favor of the Collateral Agent and any Security Agreement hereinafter made by any subsidiary of a Borrower in favor of the Collateral Agent in accordance with paragraph 5K of the Note Agreement, paragraph 5K of the Private Shelf Agreement, and Section 10.10 of the Credit Agreement, or otherwise, each as amended, restated, supplemented or otherwise modified from time to time.

“Senior Indebtedness” shall mean the Collateral Agent Obligations, the Loan and Reimbursement Obligations, the Letter of Credit Collateral Obligations, the Bank Product Obligations, the Hedging Obligations, the principal amount of the Senior Secured Notes, and all of the other present or future indebtedness, liabilities and obligations of any Loan Party now or hereafter owed to any or all of the Collateral Agent, the Bank Agent, the Bank Lenders or the Noteholders, evidenced by or arising under, by virtue of or pursuant to this Agreement, the Credit Agreement, the Note Agreement, the Private Shelf Agreement, the Bank Notes, the Senior Secured Notes, the Collateral Documents or the Guaranty Agreements, whether such indebtedness, liabilities and obligations are direct or indirect, joint, several or joint and several, or now exist or hereafter arise, and all renewals and extensions thereof, including, without limitation, all interest on the Loans and the Senior Secured Notes and any Yield-Maintenance Amounts.  The term “Senior Indebtedness” shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.  In no event shall Senior Indebtedness include any Excluded Hedging Obligations.

“Senior Lenders” shall mean the Bank Lenders, the Noteholders, the Bank Product Obligation Providers and the Hedge Obligation Providers.

“Senior Secured Notes” shall mean, collectively, the Borrowers’ 5.50% Senior Secured Notes due May 14, 2025, the Borrowers’ 5.10% Senior Secured Notes due August 17, 2027, the Borrowers’ 3.18% Senior Secured Notes due September 10, 2028 and all Additional Notes.

“Sharing Date” with respect to an Enforcement shall mean the earliest date on or prior to the date of such Enforcement (a) on which a Sharing Event occurred and (b) on each date after which, until the date of such Enforcement, one or more Sharing Events were in effect.

“Sharing Event” shall mean (a) an Enforcement, (b) the occurrence of any Specified Event of Default or (c) any refusal by the Bank Agent or any Bank Lender to make any Loan or issue any Letter of Credit requested by the Borrowers (irrespective of whether the conditions precedent thereto specified in the Credit Agreement have been satisfied) where such Loan or issuance would not cause the Borrowers to exceed the limitations set forth in Section 2.1 of the Credit Agreement.

“Specified Event of Default” shall mean (a) any default in any payment of any Senior Indebtedness when due, (b) any breach of Section 11 of the Credit Agreement, any breach of paragraph 6 of the Note Agreement or any breach of paragraph 6 of the Private Shelf Agreement, (c) an Event of Default described in Section 13.1.4 of the Credit Agreement, (d) an Event of Default described in paragraph 7A(viii), 7A(ix) or 7A(x) of the Note Agreement, or (e)  an Event of Default described in paragraph 7A(viii), 7A(ix) or 7A(x) of the Private Shelf Agreement.

“Termination Date” shall mean the “Termination Date”, as defined in the Credit Agreement.

“Yield-Maintenance Amount” shall mean, collectively, the “Yield-Maintenance Amount”, as defined in each of the Note Agreement and the Private Shelf Agreement.

2.Appointment of CIBC as Collateral Agent for the Senior Lenders and the Bank Agent.

(a)Appointment of Collateral Agent.  Subject in all respects to the terms and provisions of this Agreement, the Bank Lenders, the Noteholders and the Bank Agent hereby appoint CIBC (and confirm the appointment of CIBC under the Existing Intercreditor Agreement) to act as agent for the benefit of the Bank Lenders, the Noteholders and the Bank Agent with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and CIBC hereby accepts such appointment and agrees to act as such agent.  The appointment of the Collateral Agent pursuant to this Agreement shall be effective with respect to all financing statements filed in any filing office with respect to any Loan Party prior to the date of this Agreement on and as of the date such financing statements were filed.  The agency created hereby shall in no way impair or affect any of the rights and powers of, or impart any duties or obligations upon, CIBC in its individual capacity as a Bank Lender or as the Bank Agent.  To the extent legally necessary to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms hereof, the Bank Agent and each of the Senior Lenders agree to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of the Senior Indebtedness held by it.

(b)Duties of Collateral Agent.  Subject to the Collateral Agent having been directed to take such action in accordance with the terms of this Agreement, the Bank Agent and each Senior Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto.  Subject to the provisions of Section 13 hereof, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Bank Agent and the Senior Lenders to enforce the rights and remedies of the Collateral Agent, the Bank Agent and the Senior Lenders provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Senior Indebtedness; provided, however, that, notwithstanding any provision to the contrary in any Collateral Documents, (i) the Collateral Agent shall act solely at and in accordance with the written direction of the Required Senior Lenders or, with respect to any direction to enforce rights and remedies under the Collateral Documents, the Required Enforcement Directing Lenders, (ii) the Collateral Agent shall not, without the written consent of the Required Senior Lenders, release or terminate by affirmative action or consent any lien upon or security interest in any Collateral granted under any Collateral Documents (except (x) upon dispositions of Collateral by a Loan Party as permitted in accordance with the terms of the Credit Agreement, the Note Agreement, and the Private Shelf Agreement, prior to the occurrence of an Event of Default, and (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof), and (iii) the Collateral Agent shall not accept any Senior Indebtedness in whole or partial consideration for the disposition of any Collateral without the written consent of the Required Senior Lenders.  The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Senior Lenders or the Required Enforcement Directing Lenders, as applicable; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to law or the terms of the Collateral Documents or this Agreement.  Once a direction to take any action has been given to the Collateral Agent in accordance with this Section 2(b), and subject to any other directions which may be given from time to time by the Required Senior Lenders (or, with respect to the enforcement of rights or remedies under the Collateral Documents pursuant to a direction given by the Required Enforcement Directing Lenders, such Required Enforcement Directing Lenders), decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel.  Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require unanimous approval of all of the Senior Lenders pursuant to the terms of this Agreement, also shall require the unanimous approval of all of the Senior Lenders.

(c)Requesting Instructions.  The Collateral Agent may at any time request directions from the Senior Lenders as to any course of action or other matter relating to the performance of its duties under this Agreement and the Collateral Documents and the Senior Lenders shall respond to such request in a reasonably prompt manner.

(d)Emergency Actions.  If the Collateral Agent has asked the Senior Lenders for instructions following the receipt of any notice of an Event of Default and if the Required Senior Lenders have not responded to such request within 30 days, the Collateral Agent shall be authorized to take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that once instructions have been received from the Required Enforcement Directing Lenders, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(e)Collateral Document Amendments.  An amendment, supplement, modification, restatement or waiver of any provision of any Collateral Document, any consent to any departure by any Loan Party therefrom, or the execution or acceptance by the Collateral Agent of any Collateral Document not in effect on the date hereof shall be effective if, and only if, consented to in writing by the Required Senior Lenders; provided, however, that, (i) no such amendment, supplement, modification, restatement, waiver, consent or such Collateral Document not in effect on the date hereof which imposes any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent, (ii) no such amendment, supplement, modification, waiver or consent shall release any Collateral from the lien or security interest created by any Collateral Document not subject to the exception in Section 2(b)(ii) hereof or narrow the scope of the property or assets in which a lien or security interest is granted pursuant to any Collateral Document or change the description of the obligations secured thereby without the written consent of all Senior Lenders, and (iii) no such consent of the Required Senior Lenders shall be required for the execution and acceptance of any additional Collateral Documents in accordance with the provisions of paragraph 5K of the Note Agreement, paragraph 5K of the Private Shelf Agreement, and Section 10.10 of the Credit Agreement.

(f)Administrative Actions.  The Collateral Agent shall have the right to take such actions hereunder and under the Collateral Documents, not inconsistent with the instructions of the Required Senior Lenders or the terms of the Collateral Documents and this Agreement, as the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Senior Lenders.

(g)Collateral Agent Acting Through Others.  The Collateral Agent may perform any of its duties under this Agreement and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent the Bank Agent or any Senior Lender), agents or other persons reasonably deemed appropriate by the Collateral Agent.  In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys selected by the Collateral Agent.  In all cases the Collateral Agent may pay customary and reasonable compensation to all such attorneys, agents or other persons as may be employed in connection with the performance of its duties under this Agreement and the Collateral Documents.

(h)Resignation and Removal of Collateral Agent.

(i)The Collateral Agent (A) may resign at any time upon notice to the Senior Lenders, and (B) may be removed at any time upon the written request of the Required Senior Lenders sent to the Collateral Agent and the other Senior Lenders.  For the purposes of any determination of Required Senior Lenders under this Section 2(h)(i), any Loan and Reimbursement Obligations, Outstanding Letters of Credit Exposure or Senior Secured Notes held by an Insolvent Entity shall be disregarded.

(ii)If the Collateral Agent shall resign or be removed, the Required Senior Lenders shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent and the other Senior Lenders.

(iii)Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the liens upon and security interests in all Collateral under this Agreement and the Collateral Documents, and all right, title and interest of the Collateral Agent under this Agreement and all the Collateral Documents, to the replacement Collateral Agent, without recourse to the Collateral Agent or any Senior Lender and at the expense of the Borrowers.

(iv)No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents.  In the event that a replacement Collateral Agent shall not have been selected as provided herein or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a replacement Collateral Agent.

(v)Any replacement Collateral Agent shall be a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $250 million.

(i)Indemnification of Collateral Agent.  The Loan Parties, by their consent hereto, hereby jointly and severally agree to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and attorneys’ fees and disbursements) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement, the Collateral Documents or to any action or failure to act of the Collateral Agent as agent hereunder, except to the extent any such action or failure to act by the Collateral Agent constitutes gross negligence or willful misconduct.  The obligations of the Loan Parties under this Section 2(i) shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.

(j)Liability of Collateral Agent.  In the absence of gross negligence, willful misconduct or a breach of this Agreement, the Collateral Agent will not be liable to the Bank Agent or any Senior Lender for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.  To the extent not paid by the Loan Parties, each Senior Lender hereby severally, and not jointly, agrees to indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents (collectively, “Indemnitees”) harmless from and against any and all liabilities, costs, claims, damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee) incurred by or asserted against any Indemnitee arising out of or in relation to this Agreement or the Collateral Documents or its status as agent hereunder or any action taken or omitted to be taken by any Indemnitee pursuant to and in accordance with any of the Collateral Documents and this Agreement, except to the extent arising from the gross negligence, willful misconduct or breach of this Agreement, with each Senior Lender being liable only for its Pro Rata Expenses Share, as of the date of the occurrence of the event giving rise to the claim for which indemnity is sought, of any such indemnification liability.  The obligations of the Senior Lenders under this Section 2(j) shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.

(k)No Reliance on Collateral Agent.  Neither the Collateral Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to the Bank Agent or any Senior Lender or responsible for (i) any warranties or recitals made by any Loan Party in the Collateral Documents or any other agreement, certificate, instrument or document executed by any Loan Party in connection therewith, (ii) the due or proper execution or authorization of this Agreement or any Collateral Documents by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Loan Party of any Collateral Document or any other agreement, certificate, instrument or document executed by any of the Loan Parties in connection therewith, (iii) the present or future solvency or financial worth of any Loan Party, or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral.  Except as may be required by Section 2(b) hereof, the Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Loan Party of, any of the covenants, agreements or obligations of any Loan Party under any Collateral Document, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement).  Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement and therein.  The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such person.  The Collateral Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Agreement, the Note Agreement, or the Private Shelf Agreement.  Except upon the direction of the Required Senior Lenders pursuant to Section 2(b) of this Agreement, the Collateral Agent will not be required to inspect the properties or books and records of any Loan Party for any purpose, including to determine compliance by the Loan Parties with their respective covenants respecting the perfection of security interests.

(l)Limited Agency.  The Collateral Agent, the Bank Agent and the Senior Lenders agree that it is the intent of the Bank Agent and the Senior Lenders to limit the scope of the powers of the Collateral Agent to the specific powers delegated hereunder, together with such powers as are reasonably incidental thereto, and the Collateral Agent does not and shall not have any right or authority to bind the Bank Agent or any Senior Lender in any other manner or thing whatsoever.

3.Lien Priorities.  The parties hereto expressly agree that the security interests and liens granted to the Collateral Agent shall secure the Senior Indebtedness on a pari passu basis for the benefit of the Bank Agent, the Collateral Agent and the Senior Lenders and that, notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of any of the Bank Agent, the Collateral Agent or any Senior Lender upon or in any of the Collateral to secure any Senior Indebtedness, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be first and prior security interests and liens in favor of the Collateral Agent to secure the Senior Indebtedness on a pari passu basis for the benefit of the Bank Agent, the Collateral Agent and the Senior Lenders.

4.Certain Notices.  The Collateral Agent, the Bank Agent and each Senior Lender agrees to use its best efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default sent to any Loan Party, simultaneously with the sending of such notice to such Loan Party, (b) notice of the occurrence or existence of an Event of Default of which such party has knowledge, promptly after obtaining knowledge thereof, (c) notice of the refusal of any Bank Lender to make any Loan or issue any Letter of Credit, promptly after such refusal, and (d) notice of an Enforcement by such party, prior to commencing such Enforcement, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to a Loan Party or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.  The Collateral Agent agrees to deliver to each Senior Lender a copy of each notice or other communication received by it under any Collateral Document as soon as practicable after receipt thereof.

5.Distribution of Proceeds of Collateral After Enforcement and Distribution of Proceeds from Asset Dispositions.

(a)On and after the occurrence of an Enforcement, all proceeds of Collateral held or received by the Collateral Agent, the Bank Agent or any Senior Lender (including, without limitation, any amount of any balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party setoff or appropriated by it, but excluding, except as otherwise provided in paragraph (b) of this Section 5, amounts on deposit in the Special Cash Collateral Account provided for in such paragraph (b)) and any other payments received, directly or indirectly, by the Collateral Agent, the Bank Agent or any Senior Lender on or with respect to any Senior Indebtedness (including, without limitation, any payment under any Guaranty Agreement, any payment in an insolvency or reorganization proceeding and the proceeds from any sale of any Senior Indebtedness or any interest therein to any Loan Party or any affiliate of any Loan Party) shall be delivered to the Collateral Agent and distributed as follows:

(i)First, to the Collateral Agent in the amount of any unpaid Collateral Agent Obligations;

(ii)Next, to the extent proceeds remain, to the Senior Lenders in the amount of any unreimbursed amounts paid by the Senior Lenders to any Indemnitee  pursuant to Section 2(j) hereof, pro rata in proportion to the respective unreimbursed amounts thereof paid by each Senior Lender;

(iii)Next, to the extent proceeds remain, to the Senior Lenders in the amount of any Post-Sharing Date Advances and accrued and unpaid interest thereon, pro rata in proportion to the respective amounts thereof owed to each Senior Lender; and

(iv)Next, to the extent proceeds remain, to the Senior Lenders in the amount of any other unpaid Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Senior Lender (and, for this purpose, Letter of Credit Collateral Obligations shall be considered to have been paid to the extent of any amount then on deposit in the Special Cash Collateral Account provided for in paragraph (b) of this Section 5).

After the Senior Indebtedness has been finally paid in full in cash, the balance of proceeds of the Collateral, if any, shall be paid to the Loan Parties, as applicable, or as otherwise required by law.

(b)Any payment pursuant to clause (a)(iv) above with respect to Letter of Credit Collateral Obligations shall be paid to the Collateral Agent for deposit in an account (the “Special Cash Collateral Account”) to be held as Collateral for the Senior Indebtedness and disposed of as provided herein.  On each date after the occurrence of an Enforcement on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute to the Bank Agent from the Special Cash Collateral Account for application to the payment of the reimbursement obligation due to the Bank Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such draw.  On each date after the occurrence of an Enforcement on which a reduction in the Outstanding Letters of Credit Exposure occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Special Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction the numerator of which is the amount of such reduction in the Outstanding Letters of Credit Exposure and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such reduction, which amount shall be distributed as provided in clause (a)(iv) above.  At such time as the amount of the Outstanding Letters of Credit Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in clause (a)(iv) above.

(c)Each Loan Party, by its acknowledgment hereto, agrees that in the event any payment is made with respect to any Senior Indebtedness that is delivered to the Collateral

Agent or another Senior Lender pursuant to this Section 5, (i) the Senior Indebtedness discharged by such payment shall be the amount or amounts of the Senior Indebtedness with respect to which such payment is distributed pursuant to this Section 5 notwithstanding that the payment may have initially been made by a Loan Party with respect to other Senior Indebtedness, and (ii) such payment shall be deemed to reduce the Senior Indebtedness of any Senior Lenders receiving any distributions from such payment under Section 5(a) or (b) in the amount of such distributions and shall be deemed to restore and reinstate the Senior Indebtedness of any Senior Lender making any such payment under Section 5(a) or (b) in the amount of such payment; provided that if for any reason such restoration and reinstatement shall not be binding against any Loan Party, the Senior Lenders agree to take such actions as shall have the effect of placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Loan Parties.

(d)In the event any Senior Lender receives proceeds from an Asset Disposition (as defined in the Credit Agreement, the Note Agreement, or the Private Shelf Agreement) and such proceeds are required to be applied by the Loan Parties to any Senior Indebtedness pursuant to the terms of the Credit Agreement, the Note Agreement, or the Private Shelf Agreement, such proceeds shall be delivered to the Collateral Agent and distributed to the Senior Lenders entitled thereto pursuant to the terms of the Credit Agreement, the Note Agreement, or the Private Shelf Agreement pro rata in proportion to the respective principal amounts of all unpaid Senior Indebtedness owed to each Senior Lender at the time such proceeds are delivered to the Collateral Agent.

6.Possible Purchase of Participations Upon Occurrence of Enforcement.

(a)If at the time of the occurrence of an Enforcement the amount of any Senior Lender’s Senior Loan Exposure is less than the amount of such Senior Lender’s Senior Loan Exposure on the Sharing Date with respect to such Enforcement (the excess of the amount of such Senior Lender’s Senior Loan Exposure on such Sharing Date over the amount of such Senior Lender’s Senior Loan Exposure at the time of the occurrence of such Enforcement being called such Senior Lender’s “Senior Loan Reduction Amount”), then such Senior Lender shall be deemed to have purchased from each other Senior Lender, and each other Senior Lender shall be deemed to have sold to such Senior Lender, an undivided participation in the outstanding principal amount of the Loan and Reimbursement Obligations and Senior Secured Notes held by, and Outstanding Letters of Credit Exposure of, such other Senior Lender in an amount equal to such other Senior Lender’s Sharing Date Pro Rata Share of such purchasing Senior Lender’s Senior Loan Reduction Amount.  Each Senior Lender agrees to pay for any such participation at 100% of the amount thereof, plus any accrued and unpaid interest on the Senior Secured Notes or Loan and Reimbursement Obligations relating to the participation purchased to the day of payment, within 10 business days after notice of such Enforcement, except that, with respect to any participation in Outstanding Letters of Credit Exposure, the participation shall be a risk participation payable at the same time as the related Letter of Credit is drawn.  Payment of each such participation shall be made in the manner specified in the Note Agreement, the Private Shelf Agreement, or the Credit Agreement, as applicable, for payments on the Loan and Reimbursement Obligations or Senior Secured Notes, as the case may be.  In the event any Senior Lender fails to pay for any such participation when due, such Senior Lender agrees that it will pay upon demand interest thereon for the period from the date such payment was due to the date such payment is made at a rate per annum equal to 2.0% plus the rate of interest publicly announced by CIBC from time to time as its “Prime Rate”.  Each participation purchased hereunder from any Senior Lender shall be pro rata in the outstanding Loan and Reimbursement Obligations or Senior Secured Notes owed to, and Outstanding Letters of Credit Exposure of, such selling Senior Lender in proportion to the respective amounts thereof on the Sharing Date with respect to the Enforcement.  Notwithstanding the foregoing, obligations of any two Senior Lenders to purchase participations from each other shall be offset so that only the net amount of one of such Senior Lender’s obligation to purchase a participation, if any, shall be due.

(b)For the purposes hereof:

(i)A Senior Lender’s “Senior Loan Exposure” at any time is the outstanding principal amount of the Loan and Reimbursement Obligations or Senior Secured Notes owed to such Senior Lender, plus the Outstanding Letters of Credit Exposure of such Senior Lender, at such time.

(ii)A Senior Lender’s “Sharing Date Pro Rata Share” of a Senior Loan Reduction Amount relating to any Enforcement is the ratio that such Senior Lender’s Senior Loan Exposure on the Sharing Date with respect to such Enforcement is of the total Senior Loan Exposures of all Senior Lenders on such Sharing Date.

7.Terms of Participations.  Any participation purchased pursuant to Section 6 shall be subject to the following:

(a)Whenever a seller of any such participation (a “Seller”) receives payment or other recovery on account of Senior Indebtedness in which a participation has been sold (including a distribution with respect to such Senior Indebtedness pursuant to Section 5 hereof), such Seller will (except to the extent that it may be obligated to apply such payment or recovery otherwise under any provision of this Agreement) pay over to each purchaser of such participation (a “Purchaser”), in the kind of funds received, an amount equal to such Purchaser’s pro rata share of such payment or other recovery (in accordance with its participation interest in the outstanding amount of such Senior Indebtedness); provided that, if any amount of the purchase price for such participation is due and owing by such Purchaser to such Seller, then such Seller may apply such Purchaser’s pro rata share of such payment or other recovery to the payment to such Seller of the amount of such purchase price owed by such Purchaser to such Seller.  If any such payment or recovery received by a Seller is rescinded or must otherwise be returned by a Seller for any reason, each Purchaser will, upon notice from such Seller, forthwith pay over to such Seller its pro rata share of the amount so rescinded or recovered.  All payments by a Seller to a Purchaser with respect to amounts to be paid over by a Seller to a Purchaser hereunder shall be made by wire transfer for credit (not later than 2:00 p.m., Central Time, on the business day after the day received by the Seller, or if received by the Seller later than 2:00 p.m. Central Time on any day, on the second business day after the date received by the Seller) to the account of such Purchaser where payments are to be made to such Purchaser under the Note Agreement, the Private Shelf Agreement, or the Credit Agreement, as the case may be.  The participations in the Senior Indebtedness sold hereunder are participations only in the outstanding principal amount of the Loan and Reimbursement Obligations or the Senior Secured Notes, as the case may be, and in the interest on the principal amount to the extent a participation therein has been sold.  No payment received by a Seller on account of Senior Indebtedness other than on account of the principal of or interest on the Loan and Reimbursement Obligations or the Senior Secured Notes, such as payments on account of Yield-Maintenance Amount, is required to be paid over to a Purchaser hereunder.

(b)No Seller nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of a Seller) shall be deemed to have made any representations or warranties, expressed or implied, with respect to, nor shall a Seller or any such officer, director, employee, or agent be liable to any Purchaser or be responsible for (i) any warranties or recitals made by any Loan Party in any agreement, document or instrument evidencing or relating to the Senior Indebtedness in which a participation has been sold or under which such Senior Indebtedness was issued or sold, (ii) the due or proper execution or authorization of this Agreement or any such agreement, document or instrument by any party other than such Seller, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Loan Party of this Agreement or any such agreement, document or instrument, or (iii) the present or future solvency or financial worth of any Loan Party.  Each Seller shall, however, be deemed to represent that it owns the Senior Indebtedness to the extent of the participation sold therein free of any encumbrance in favor of a third-party.  The Seller shall not be required, either initially or on an continuing basis, to (1) make any inquiry, investigation, evaluation or appraisal respecting, or enforce the performance by any Loan Party of, any of the covenants, agreements or obligations of any Loan Party under this Agreement or any such agreement, document or instrument, or (2) undertake any action other than those expressly set forth in subsection (a) of this Section 7.  Each Seller shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by any person designated by any other party to receive notices pursuant to the provisions of this Agreement.

(c)Subject to the provisions of Section 9 hereof, any Seller may, with respect to any Senior Indebtedness in which a participation has been sold, use its sole discretion in exercising or refraining from exercising any rights or taking or refraining from taking any action to which it may be entitled to take with respect thereto or under any instrument or document evidencing or relating to such Senior Indebtedness or under any agreement under which such Senior Indebtedness was issued or sold.

(d)The interests of a Seller and a Purchaser in the Senior Indebtedness in which a participation has been purchased and sold under Section 6 hereof shall be ratably equal and pari passu and none shall have priority over the other.  The relationship between a Seller and a Purchaser with respect to any such participation shall be that of seller and purchaser, respectively, of a property interest rather than a debtor-creditor relationship or a joint venture.  Except as provided in subsection (b) of this Section 7, the sale and purchase of any such participation is made without recourse, representation or warranty of any kind.  Upon the request of any Purchaser, any Seller of a participation agrees to execute and deliver to such Purchaser a certificate evidencing the participation purchased in form reasonably satisfactory to such Purchaser.

(e)To the extent not paid by the Loan Parties, each Purchaser hereby severally, and not jointly, agrees to indemnify and hold each Seller and each of its officers, employees, agents and representatives (collectively, the “Seller Indemnitees”) harmless from and against any and all liabilities, costs, claims damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Seller Indemnitee) incurred by or asserted against any Seller Indemnitee arising out of or in relation to any action taken or omitted to be taken by any Seller Indemnitee pursuant to or in connection with the Senior Indebtedness in which a participation has been sold pursuant to Section 6 hereof after such sale (including, without limitation, any amounts for which such Seller may be obligated to pay pursuant to Section 2(j) hereof) or any action by the Seller after such time to collect or otherwise enforce the same, except to the extent arising from the gross negligence or willful misconduct of the Seller or such Seller Indemnitee; provided, each Purchaser being liable only for its pro rata share of such indemnification liability based upon its pro rata interest in such Senior Indebtedness.

(f)Each Purchaser agrees that if it should obtain payment or other recovery (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of its participation in any Senior Indebtedness in excess of its pro rata share of payments and other recoveries on account of such Senior Indebtedness, determined in accordance with the amount of its participation in such Senior Indebtedness as compared to the total outstanding amount of such Senior Indebtedness, then such Purchaser agrees that it shall purchase from each Seller and the other Purchasers such additional participation in such Senior Indebtedness as shall be necessary to cause such Purchaser to share such excess payment ratably with each Seller and the other Purchasers, provided that if all or any portion of such excess payment is thereafter rescinded or must otherwise be returned by such Purchaser for any reason, then such purchases shall be rescinded and the purchase price shall be restored to the extent of such recovery.

(g)Each Seller reserves the right from time to time or at any time to repurchase from the Purchasers, on a pro rata basis and without discount or premium, all or any portion of any participation in any Senior Indebtedness purchased by a Purchaser pursuant to Section 6 hereof.  All amounts payable in connection with any such repurchase shall be paid by the Seller to the Purchasers, on the date of such repurchase, by wire transfer to the account set forth in the Credit Agreement, the Private Shelf Agreement, or the Note Agreement, as the case may be, for payments of such Senior Indebtedness payable to such Purchaser.

8.Certain Credit Extensions and Amendments to Agreements by the Senior Lenders; Actions Related to Collateral and Guaranty Agreements; Other Liens and Security Interests.

(a)(i)  The Bank Agent and each Bank Lender agrees that, without the consent in writing by the Required Holders, it will not (A) make any Revolving Loan or issue any Letter of Credit if such loans or issuances would cause the aggregate outstanding principal amount of Revolving Loans and undrawn face amount of Letters of Credit to exceed the sum of (x) $20,000,000 less (y) the amount of all permanent reductions of the “Revolving Commitment” (as defined in the Credit Agreement) after the date of hereof, (B) make any Delayed Draw Term Loans if such loans would cause the aggregate outstanding principal amount of Delayed Draw Term Loans to exceed $30,000,000, (C) except for (x) Persons becoming Borrowers after the date hereof and (y) the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness, or (D) from and after the institution of any bankruptcy or insolvency proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.

(ii)  Each Noteholder agrees that, without the consent in writing by the Required Bank Lenders, it will not (A) make note purchases, advances, loans or extensions of credit pursuant to the Note Agreement or the Private Shelf Agreement if such purchases, advances, loans or extensions of credit would cause the outstanding aggregate principal amount of Senior Indebtedness under the Note Agreement and the Private Shelf Agreement, collectively, to exceed $100,000,000, (B) except for (x) Persons becoming Borrowers after the date hereof and (y) the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness, or (C) from and after the institution of any bankruptcy or insolvency proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.

(b)The Bank Agent and each Senior Lender agrees that, except as provided in Section 8(c), it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Senior Indebtedness, except that, upon the direction of the Required Enforcement Directing Lenders, the Bank Agent and any Senior Lender may setoff any amount of any balances held by it for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party provided that the amount setoff is delivered to the Collateral Agent for application pursuant to Section 5 hereof.  Without such direction, neither the Bank Agent nor any Senior Lender shall setoff any such amount.  For the purposes of perfection any setoff rights which may be available under applicable law, any balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party or any other property held or owing by the Collateral Agent, the Bank Agent or any Senior Lender to or for the credit or account of any Loan Party shall be deemed to be held as agent for all Senior Lenders.

(c)Neither the Collateral Agent, the Bank Agent nor any Senior Lender shall take or receive a security interest in or lien upon any of the property or assets of any Loan Party as security for the payment of any indebtedness of any Loan Party other than the Senior Indebtedness, nor shall the Collateral Agent, the Bank Agent nor any Senior Lender take or receive a security interest in or a lien upon any of the property or assets of any Loan Party as security for the payment of any Senior Indebtedness other than liens and security interests granted to the Collateral Agent in the Collateral pursuant to the Collateral Documents.  The existence of a common law lien and set off rights on deposit accounts shall not be prohibited by the provisions of this paragraph (c) provided that any realization on such lien or set off rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement.

(d)Nothing contained in this Agreement shall (i) prevent any Senior Lender from imposing a default rate of interest in accordance with the Credit Agreement, the Note Agreement, the Private Shelf Agreement, or any Senior Secured Notes, as applicable, or prevent a Senior Lender from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Senior Lenders or the Required Enforcement Directing Lenders, as the case may be, which shall be governed by the provisions of this Agreement, (ii) affect or impair the right any Senior Lender may have under the terms and conditions governing the Senior Indebtedness to accelerate and demand repayment of such Senior Indebtedness or (iii) subject to the express limitations set forth in this Agreement, prevent any Senior Lender from agreeing to new or modified covenants and other terms under, or otherwise amending, the Note Agreement, the Private Shelf Agreement, the Senior Secured Notes, the Credit Agreement or the Bank Notes.  Subject only to the express limitations set forth in this Agreement, each Senior Lender retains the right to freely exercise its rights and remedies as a general creditor of the Loan Parties in accordance with applicable law and agreements with the Loan Parties, including without limitation the right to file a lawsuit and obtain a judgment therein against the Loan Parties and to enforce such judgment against any assets of the Loan Parties other than the Collateral.  Nothing contained in this Agreement shall be construed as an amendment of, or a waiver of or a consent to the departure by any Loan Party from, any provision of the Credit Agreement, the Note Agreement, or the Private Shelf Agreement.

(e)Subject to the provisions set forth in this Agreement, each Senior Lender and its affiliates may (without having to account therefor to any Senior Lender) own, sell, acquire and hold equity and debt securities of the Loan Parties and lend money to and generally engage in any kind of business with the Loan Parties (as if, in the case of CIBC, it was not acting as Collateral Agent), and, subject to the provisions of this Agreement, the Senior Lenders and their affiliates may accept dividends, interest, principal payments, fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to the other Senior Lenders, provided that any such amounts which constitute Senior Indebtedness are provided for in the Credit Agreement, the Note Agreement, or the Private Shelf Agreement.

9.Accounting; Adjustments.

(a)The Collateral Agent, the Bank Agent and each Senior Lender agrees to render an accounting to any of the others of the amounts of the outstanding Senior Indebtedness, receipts of payments from the Loan Parties or from the Collateral and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request, giving effect to the application of payments and the proceeds of Collateral as hereinbefore provided in this Agreement.

(b)Each party hereto agrees that (i) to the extent any amount distributed to it hereunder is in excess of the amount due to be distributed to it hereunder, it shall pay to the other parties hereto such amounts so that, after giving effect to such payments, the amounts received by all parties hereto are equal to the amounts to be paid to them hereunder, and (ii) in the event any payment made to any party hereto is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then each of the other parties hereto shall pay to such party such amounts so that, after giving effect to the payments hereunder by all such other parties, the amounts received by all parties are not in excess of the amounts to be paid to them hereunder as though any payment so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid had not been made.

10.Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed.  Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties.

11.Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral; Contesting Senior Indebtedness.

(a)Neither the Bank Agent, the Collateral Agent nor any Senior Lender shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Collateral Agent as contemplated hereby and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests.  Each party shall also use its best efforts to notify the other parties of any change in the location of any of the Collateral or the business operations of any Loan Party or of any change in law which would make it necessary or advisable to file additional financing statements in another location as against any Loan Party with respect to the liens and security interests intended to be created by the Collateral Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other party hereto and any third party.

(b)Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, neither the Bank Agent nor any Senior Lender shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Senior Indebtedness by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and the Bank Agent and each Senior Lender hereby waives any such right.  The Collateral Agent, the Bank Agent and each Senior Lender hereby waive any and all rights to have the Collateral, or any part thereof, marshalled upon any foreclosure of any of the liens or security interests securing the Senior Indebtedness.

(c)Neither the Bank Agent, the Collateral Agent nor any Senior Lender shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Senior Indebtedness.  In the event any Senior Indebtedness is invalidated, avoided, declared fraudulent or set aside for the benefit of any Loan Party, the Bank Agent, the Collateral Agent and the Senior Lenders agree that such Senior Indebtedness shall nevertheless be considered to be outstanding for all purposes of this Agreement.

12.No Additional Rights for Loan Parties Hereunder; Senior Indebtedness Held By Borrower and its Affiliates; Credit Bidding.  Each Loan Party, by its consent hereto, acknowledges that it shall have no rights under this Agreement.  If the Collateral Agent, the Bank Agent or any Senior Lender shall violate the terms of this Agreement, each Loan Party agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any such party against such Loan Party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party.  Each of the parties hereto and, by its consent hereto, each Loan Party agrees, that any Senior Indebtedness that may at any time be held by any Loan Party or any Affiliate of any Loan Party shall not be considered to be outstanding for any purpose under this Agreement, such Loan Party or Affiliate shall not be a “Senior Lender”, “Bank Lender” or “Noteholder” under this Agreement and such Loan Party or Affiliate shall not be entitled to the benefit of any provision of this Agreement.  Each Loan Party further agrees that it will not object to, contest or oppose (or cause any other Person to object to, contest or oppose or support any other Person in objecting to, contesting or opposing) in any manner any “credit bid” by the Collateral Agent or any Senior Lender of any of all the Senior Indebtedness in any sale of assets of any Loan Party pursuant to Section 363 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), a plan of reorganization under the Bankruptcy Code or otherwise under any other provision of the Bankruptcy Code or in a similar process in any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law.

13.Bankruptcy Proceedings.  Nothing contained herein shall limit or restrict the independent right of any Senior Lender to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements.  The Collateral Agent is not entitled to initiate such actions on behalf of any Senior Lender or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Senior Lender.  The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, any determination of adequate protection with respect to the Senior Indebtedness or the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Senior Lenders.  This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

14.Independent Credit Investigation.  None of the Collateral Agent, the Bank Agent or any Senior Lender, nor any of its respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of any Loan Party or the ability of any Loan Party to repay any of the Senior Indebtedness, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection or vesting of any lien or security interest, or the statements of any Loan Party, oral or written, or for the validity, sufficiency or enforceability of any of the Senior Indebtedness, the Credit Agreement, the Note Agreement, the Private Shelf Agreement, any Guaranty Agreement, any Collateral Document, any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Loan Parties to the Collateral Agent in connection therewith.  Each of the Collateral Agent, the Bank Agent and each Senior Lender has entered into its respective financial agreements with the Loan Parties based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

15.Supervision of Obligations.  Except to the extent otherwise expressly provided herein, each Senior Lender shall be entitled to manage and supervise the obligations of the Loan Parties to it in accordance with applicable law and such Senior Lender’s practices in effect from time to time without regard to the existence of any other Senior Lender.

16.Turnover of Collateral.  If the Bank Agent or any Senior Lender acquires custody, control or possession of any Collateral or any proceeds thereof other than pursuant to the terms of this Agreement, the Bank Agent or such Senior Lender, as the case may be, shall promptly cause such Collateral or the proceeds thereof to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of Section 5 of this Agreement.  Until such time as the Bank Agent or such Senior Lender, as the case may be, shall have complied with the provisions of the immediately preceding sentence, the Bank Agent or such Senior Lender, as the case may be, shall be deemed to hold such Collateral and the proceeds thereof in trust for the parties entitled thereto under this Agreement.

17.Options to Purchase.

(a)After the occurrence of an Event of Default, each Bank Lender (acting alone or with other Bank Lenders) shall have the option to purchase all (but not less than all) of the outstanding Senior Indebtedness owed to the Noteholders at a purchase price equal to 100% of the amount thereof on the date of purchase (including all interest thereon to the date of purchase), plus an amount equal to the Yield-Maintenance Amount which would be payable under the Note Agreement if the Senior Secured Notes were prepaid pursuant to paragraph 4B of the Note Agreement on such date of purchase and under the Private Shelf Agreement if the Senior Secured Notes were prepaid pursuant to paragraph 4B of the Private Shelf Agreement on such date of purchase.

(b)After the occurrence of an Event of Default, each Noteholder shall have the option to purchase all (but not less than all) of the outstanding Senior Indebtedness owed to the Bank Lenders at a purchase price equal to 100% of the amount thereof on the date of purchase (including all interest thereon to the date of purchase).

(c)Any Senior Lender desiring to exercise its option to purchase under this Section 17 may do so by giving notice to the Senior Lenders whose Senior Indebtedness is to be purchased.  The closing of the purchase and sale shall take place on the 5th business day after such notice is given.  At the closing the buyer(s) will pay the sellers the purchase price of the Senior Indebtedness being purchased except that, as respects the purchase in Outstanding Letters of Credit Exposure, the purchase shall be a risk participation therein payable at the same time as the related Letter of Credit is drawn.  Payment of such purchase price shall be made in the same manner as specified in the Credit Agreement for payments upon the Loans, in the Note Agreement for payments on the Senior Secured Notes, or in the Private Shelf Agreement for payments on the

Senior Secured Notes, as the case may be.  Any notice of exercise of any such option to purchase shall be irrevocable.  In the event more than one notice of exercise of an option to purchase under this Section 17 is given, only the notice first given shall be effective and the other notices given shall be ineffective.

18.Bank Product Obligations and Hedging Obligations.  The Bank Agent and each Bank Lender shall cause each of its Affiliates that is a Bank Product Obligation Provider or otherwise the holder of Bank Product Obligations to comply with the provisions of this Agreement.  The Bank Agent and each Bank Lender shall cause each of its Affiliates that is a Hedging Obligation Provider or otherwise the holder of Hedging Obligations to comply with the provisions of this Agreement.

19.Amendment.  This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Collateral Agent, the Bank Agent and the Required Holder(s).

20.Successors and Assigns.  Subject to the provisions of Section 12 hereof, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereof, including subsequent holders of the Senior Indebtedness and persons subsequently becoming parties to the Credit Agreement as a “Bank Lender” thereunder and persons subsequently becoming parties to the Private Shelf Agreement as a “Purchaser” thereunder, provided that (a) neither the Collateral Agent, the Bank Agent nor any Senior Lender shall assign or transfer any interest in any Senior Indebtedness or permit any person to become a Senior Lender party to the Credit Agreement, the Note Agreement, or the Private Shelf Agreement unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or person executes and delivers to the Collateral Agent, the Bank Agent and each other Senior Lender an Assumption Agreement in the form of Exhibit A hereto under which such transferee, assignee or person assumes the obligations of the transferor or assignor or the obligations of a “Bank Lender” or a “Noteholder”, as the case may be, hereunder from and after the time of such transfer or assignment or the time such person becomes a party to the Credit Agreement, the Note Agreement, or the Private Shelf Agreement and (b) the appointment of any replacement Collateral Agent shall be subject to the provisions of Section 2(h) hereof.

21.Limitation Relative to Other Agreements.  Nothing contained in this Agreement is intended to impair (a) as between the Noteholders and the Loan Parties, the rights of the Noteholders and the obligations of the Loan Parties under the Note Agreement, the Private Shelf Agreement, and the Senior Secured Notes or (b) as between the Bank Agent, the Bank Lenders and the Loan Parties, the rights of the Bank Agent and the Bank Lenders and the obligations of the Loan Parties under the Credit Agreement and the Bank Notes.

22.Confirmations and Agreements.

(a)Each party subject hereto agrees that it will not, and will use commercially reasonably efforts to cause its agents, employees, officers, directors, shareholders, partners, and its representatives associated with or acting on its behalf (collectively, the “Representatives”), and its sub-contractors, if any, not to, directly or indirectly through a third-party intermediary, in connection with this Agreement and the transactions resulting herefrom, offer, pay, promise to pay, or authorize the giving of money or anything of value to any Government Official (as defined below) for the purpose of inducing such Government Official to use his or her influence or position with the government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for, directing business to, or securing an improper advantage for such party.

(b)Each party subject hereto will, and will use commercially reasonable efforts to cause its Representatives and sub-contractors, if any, to maintain books and records that accurately reflect any payment of money or thing of value to a Government Official, directly or indirectly, in connection with any matter relating to this Agreement.

(c)The term “Government Official” includes any employee, agent or representative of a non-U.S. government, and any non-U.S. political party, party official or candidate.  Government Official may also include royalty, non-U.S. legislators, representatives of non-U.S. state-owned enterprises, employees of public international organizations (including but not limited to the United Nations, International Monetary Fund, World Bank and other international agencies and organizations), and employees and officers of foreign embassies or trade organizations having offices in the U.S., regardless of rank or position, and any individuals acting on behalf of a Government Official.

23.Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

24.Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF MINNESOTA (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

25. Amendment to and Restatement of the Existing Intercreditor Agreement. This Agreement constitutes an amendment to, and a complete restatement of, the Existing Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CIBC BANK USA, in its individual capacity, as Bank Agent, as a Bank Lender and as Collateral Agent

By:	/s/Leanne Manning
Name:	Leanne Manning
Its:	Managing Director

Address for notices:

50 South Sixth Street, Suite 1415
Minneapolis, Minnesota 55402

Attn: Leanne Manning
Facsimile: 612-333-1391

(Signatures continue on the next page.)

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PRUCO LIFE INSURANCE COMPANY
By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: PGIM Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Advisor

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PGIM, INC.

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

Address for notices for each of the above entities:

c/o Prudential Private Capital
60 South Sixth Street, Suite 3710
Minneapolis, MN 55402

Attn: Managing Director
Facsimile: 612-326-2222

EXHIBIT A

FORM OF ASSUMPTION AGREEMENT

Assumption Agreement

Reference is made to the Amended and Restated Intercreditor and Collateral Agency Agreement, dated April __, 2022, by and among CIBC Bank USA (“CIBC”), The Prudential Insurance Company of America (“Prudential”), Pruco Life Insurance Company (“Pruco”), PGIM, Inc. (“PGIM”), CIBC, in its capacity as Bank Agent, CIBC, in its capacity as Collateral Agent, and the other parties from time to time party thereto (the “Intercreditor Agreement”).  Terms used in this Assumption Agreement and not otherwise defined herein shall have the meanings given in the Intercreditor Agreement.

The undersigned hereby advises the Collateral Agent, the Bank Agent and the other Senior Lenders that as of the date set forth below the undersigned [is the assignee or transferee of [describe Senior Indebtedness assigned or transferred] from [name of assigning or transferring Senior Lender]] [became a party to the Credit Agreement as “Lender” thereunder] [purchased Senior Secured Notes pursuant to the Private Shelf Agreement] and, pursuant to the provisions of Section 20 of the Intercreditor Agreement, the undersigned hereby [assumes the obligations of] [[name of assigning or transferring Senior Lender] with respect to [describe Senior Indebtedness assigned or transferred]] [a Bank Lender] [a Noteholder] under the Intercreditor Agreement from and after the date hereof [(i) consents and agrees to all the provisions of the Intercreditor Agreement applicable to it, (ii) adopts the Intercreditor Agreement applicable to it as [a Bank Lender] [a Noteholder] with the same force and effect as if it was originally a party thereto, and (iii) agrees to be bound by the terms of the Intercreditor Agreement applicable to it as [a Bank Lender] [a Noteholder].]

Please be advised that for the purposes of Section 10 of the Intercreditor Agreement the address for notices to the undersigned is as follows:

Name:
Address:

Attention:
Facsimile:

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed as of _________, _____.

By: Title:

A-1

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT
TO AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

The undersigned, the Loan Parties described in the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of April 12, 2022 (the “Intercreditor Agreement”), among the Collateral Agent, the Bank Agent and the Senior Lenders (as defined therein), acknowledge and, to the extent required, consent to the terms and conditions thereof.  The undersigned Loan Parties do hereby further acknowledge and agree to their joint and several agreements under Sections 2(i), 5(c) and 12 of the Intercreditor Agreement and acknowledge and agree that no Loan Party is a third-party beneficiary of, or has any rights under, the Intercreditor  Agreement.  The undersigned hereby further agree that any proceeds or any payment made by any Loan Party to any Senior Lender which is required to be delivered to the Collateral Agent and distributed in accordance with the provisions of Section 5(a) of the Intercreditor Agreement shall be deemed to have been delivered by the Loan Parties to pay the Senior Indebtedness in the amounts in which any such proceeds or payments are allocated under such Section 5(c) notwithstanding the amount initially paid to or received by any particular Senior Lender or which such Senior Lender delivered to the Collateral Agent.

This Acknowledgment of and Consent and Agreement to Amended and Restated Intercreditor and Collateral Agency Agreement (this “Acknowledgement”) and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument.  In providing this Acknowledgment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page to this Acknowledgment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart of this Acknowledgment.  The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the parties below have caused this Acknowledgment to be executed by their respective duly authorized officers as of April 12, 2022.

(Signature pages follows.)

1

WINMARK CORPORATION

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Its:	Chief Financial Officer

WIRTH BUSINESS CREDIT, INC.

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Its:	Chief Financial Officer

WINMARK CAPITAL CORPORATION

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Its:	Chief Financial Officer

GROW BIZ GAMES, INC.

By:	/s/Anthony D. Ishaug
Name:	Anthony D. Ishaug
Its:	Chief Financial Officer